UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2009
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-6776	75-0778259

(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan 48304
(Address of principal executive offices)(zip code)
(248) 647-2750
(Registrant’s telephone number, including area code)
2728 N. Harwood Street, Dallas, Texas 75201
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 18, 2009, Centex Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Rights Agreement, dated as of February 24, 2009, between the Company and Mellon Investor Services LLC, as Rights Agent (together with the Amendment, the “Rights Agreement”).
The Amendment provides that the final expiration date of the preferred share purchase rights (the “Rights”) issued pursuant to the Rights Agreement is the earlier of (i) February 24, 2019 and (ii) immediately prior to the effective time of the Company’s merger with Pi Nevada Building Company (the “Merger”). The Merger occurred on August 18, 2009 and accordingly, the Rights expired on August 18, 2009.
The foregoing summary of the Amendment is qualified in its entirety by the terms and conditions of the Amendment, which is filed as Exhibit 4.1 to this report and is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
The information required by Item 3.03 is contained in Item 1.01 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.
4.1	Amendment No. 1 to Rights Agreement, dated as of August 18, 2009, between the Company and Mellon Investor Services LLC, as Rights Agent

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CORPORATION

Dated: August 20, 2009	By: Name:	/s/ Steven M. Cook Steven M. Cook
	Title:	Senior Vice President and Secretary

EXHIBIT INDEX
4.1	Amendment No. 1 to Rights Agreement, dated as of August 18, 2009, between the Company and Mellon Investor Services LLC, as Rights Agent